EXHIBIT 23.13

                       CONSENT TO BE NAMED AS A DIRECTOR
                                      OF
                              LANDCARE USA, INC.

      The undersigned hereby consents to be named as a director of LandCARE USA, Inc. (the "Company") in the Registration Statement on form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: March __,  1998

                                    By: /s/ WILLIAM F. MURDY
                                    Name:   William F. Murdy